                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

                                 Date of Report:
                                  MAY 15, 2002
                        (Date of Earliest Event Reported)

                             INDEPENDENT BANK CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                  MASSACHUSETTS
                 (State or Other Jurisdiction of Incorporation)


            1-9047                                 04-2870273
    (Commission File Number)           (I.R.S. Employer Identification No.)

                        288 UNION ST., ROCKLAND, MA 02370
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 NOT APPLICABLE
                 (Former Address of Principal Executive Offices)
                                   (Zip Code)


                                 (781) 878-6100
              (Registrant's Telephone Number, Including Area Code)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective May 15, 2002, Independent Bank Corp. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants. On that date, the Company appointed KPMG LLP as independent auditors. These actions were recommended by the Company's Audit Committee and approved by the Board of Directors of the Company.

     Arthur Andersen's reports on the Company's consolidated financial statements for the Company's fiscal years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and any interim periods preceding the dismissal of Arthur Andersen, there have been no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

     During the Company's two most recent fiscal years and any interim periods preceding the dismissal of Arthur Andersen, there have been no reportable events of the type required to be disclosed by Item 304(a) (1) (v) of Regulation S-K.

     The Company has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 15, 2002, stating its agreement with such statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

        Exhibit 16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.


                                       INDEPENDENT BANK CORP.


Date:  May 15, 2002                    By: /S/ EDWARD H. SEKSAY
                                          -----------------------------------
                                          Edward H. Seksay,
                                          General Counsel